UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):

September 27, 2005

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 27, 2005, the Board of Directors of the Registrant named John P. Bilbrey to the Board of Directors of the Registrant. Mr. Bilbrey is Senior Vice President of The Hershey Company and President of Hershey International.  The Hershey Company is a leading snack food company and the largest North American manufacturer of quality chocolate and non-chocolate confectionery products.

Mr. Bilbrey’s appointment will be effective November 22, 2005.  Although it is expected that Mr. Bilbrey will be named to a Board committee, no determination has yet been made as to which Board committee Mr. Bilbrey will be named. The Registrant will file an amendment to this Report when Mr. Bilbrey is named to a Board committee.

There are no arrangements or understandings between Mr. Bilbrey and any other persons pursuant to which Mr. Bilbrey was selected as a director.

There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party with which Mr. Bilbrey, or any member of his immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: October 3, 2005	By:	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Copy of the press release labeled “McCormick Elects John Bilbrey to Board of Directors”